Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 13, 2012, with respect to the consolidated financial statements of Inergy Propane, LLC and Subsidiaries included in Amendment No. 2 to the Registration Statement on Form S-1 (Form S-1 No. 333-181314) and related Prospectus of Suburban Propane Partners, L.P for the registration of 13,892,587 shares of its common stock.

/s/ Ernst & Young LLP

Kansas City, Missouri

June 1, 2012